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                                                                       Exhibit 5

                                                               Reed Smith LLP
                                                               December 29, 2000

Promotions.com, Inc.
450 33rd Street, 7th floor
New York, NY  10011

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 29, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,250,000 shares of your Common Stock, par value $.01 (the "Shares"), 1,250,000 of which are to be issued under your 1999 Equity Compensation Plan and 1,000,000 of which are to be issued under your Employee Stock Purchase Plan (together with the 1999 Equity Compensation Plan, the "Plans").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

                  We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and
(c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on such examination, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the Plans and in accordance with the Registration Statement, the Shares will have been legally issued, fully paid and nonassessable.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to you, the Plans or the Shares.


                                      2500 One Liberty Place            Delaware
                                          1650 Market Street          New Jersey
                                 Philadelphia, PA 19103-7301            New York
                                                215.851.8100        Pennsylvania
                                            Fax 215.851.1420            Virginia
                                                                  Washington, DC

Formed in the Commonwealth of Pennsylvania            r e e d  s m i t h . c o m
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Promotions.com, Inc.                                              Reed Smith LLP
December 29, 2000
Page 2

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                  Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal law of the United States.

                                         Respectfully submitted,

                                         /S/ Reed Smith LLP
                                         ----------------------
                                         REED SMITH LLP


MBP/DJC//CEE